EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of National Bancorp of Alaska, Inc. on Form S-8 of our report dated January 22, 1997, incorporated by reference in the Annual Report on Form 10-K of National Bancorp of Alaska, Inc. and subsidiaries for the years ended December 31, 1996 and 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                               DELOITTE & TOUCHE LLP



                                               /s/ Deloitte & Touche LLP
Anchorage, Alaska
October 29, 1997